UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2007

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00704 (Commission File Number)	83-0423116 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2007, Gladstone Investment Corporation, through its wholly-owned subsidiary, Gladstone Business Investment, LLC, amended its credit agreement with Deutsche Bank AG.  The credit agreement was originally established on October 19, 2006.  The amendment (the “Amendment”) increased the capacity of the facility to $200 million from $100 million and modified certain definitions.

In connection with the Amendment, Gladstone Business Investment paid a fee of $300,000, of which $150,000 is refundable if Gladstone Business Investment, LLC requests an extension of the original termination date of the credit facility beyond October 18, 2007 and such request is declined by Deutsche Bank AG.   Should such extension request be granted by Deutsche Bank AG., the $150,000 will be treated as a renewal fee that has been prepaid in association with the Amendment.  If Gladstone Business Investment, LLC does not request an extension of the termination date of the credit facility, no fees will be refunded.

A copy of the Amendment is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c)  Exhibits:

Exhibit 10.1 – Amendment No. 1 to the Credit Agreement by and among Gladstone Business Investment, LLC and Deutsche Bank AG, dated as of March 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation
(Registrant)
March 30, 2007	By: /s/ Harry Brill
(Harry Brill, Chief Financial Officer)